UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2013 (May 29, 2013)

Builders FirstSource, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569
(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices, Including Zip Code)

(214) 880-3500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On May 29, 2013 (the “Closing Date”), Builders FirstSource, Inc. (the “Company”) issued $350 million in aggregate principal amount of 7.625% Senior Secured Notes due 2021 (the “Notes”) at a price equal to 100% of their face value in an offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

On the Closing Date, the Company also entered into a new senior secured revolving credit facility (the “New ABL Revolver”) among the Company, certain subsidiaries of the Company, the lenders party thereto, SunTrust Bank, as administrative agent, and the other agents party thereto. At closing, the Company’s borrowing availability under the New ABL Revolver was approximately $162.3 million, after reduction for $12.7 million of outstanding letters of credit. The New ABL Revolver matures on May 29, 2018.

The Company used the net proceeds from its offering of the Notes, together with cash on hand, to (i) redeem $139.7 million in aggregate outstanding principal amount of its Second Priority Senior Secured Floating Rate Notes due 2016 (the “2016 Notes”) at par plus accrued and unpaid interest thereon to the redemption date, (ii) repay $225.0 million in borrowings outstanding under its existing first-lien term loan due 2015 (the “Existing Credit Facility”) plus a prepayment premium of approximately $39.5 million and accrued and unpaid interest and (iii) pay the related commissions, fees and expenses.

Upon the repayment of the outstanding borrowings and payment of the prepayment premium mentioned in clause (ii) above on the Closing Date, the Company terminated the Existing Credit Facility (and the collateral and security documents relating thereto) in accordance with their terms.

Indenture and 7.625% Senior Secured Notes due 2021

General

The Notes were issued pursuant to an indenture, dated as of May 29, 2013 (the “Indenture”), by and between the Company, certain subsidiaries of the Company, as guarantors (the “Guarantors”), and Wilmington Trust, National Association, as trustee and notes collateral agent (the “Trustee”). The Company will pay interest of 7.625% per annum semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2013. Interest will accrue from and including May 29, 2013. The Notes will mature on June 1, 2021.

Guarantees and Security

The Notes, subject to certain exceptions, are guaranteed, jointly and severally, on a senior secured basis, by each of the Guarantors. All obligations under the Notes, and the guarantees of those obligations, will be secured, by substantially all of the assets of the Company and the Guarantors subject to certain exceptions and permitted liens, including a first-priority security interest in such assets that constitute Notes Collateral (as defined below) and a second-priority security interest in such assets that constitute ABL Collateral (as defined below). An intercreditor agreement (the “ABL/Bond Intercreditor Agreement”), dated as of May 29, 2013, among SunTrust Bank, as ABL agent, the Trustee, as notes collateral agent, the Company and the Guarantors, will govern all arrangements in respect of the priority of the ABL lenders’ security interest in the ABL Collateral and the priority of the Noteholders’ security interest in the Notes Collateral.

“ABL Collateral” includes substantially all presently owned and after-acquired accounts, inventory, rights of an unpaid vendor with respect to inventory, deposit accounts, investment property, cash and cash equivalents, and instruments and chattel paper and general intangibles, books and records and documents related to and proceeds of each of the foregoing.

“Notes Collateral” includes all collateral which is not ABL Collateral.

On the Closing Date, the Company and the Guarantors entered into a notes collateral agreement (the “Notes Collateral Agreement”), dated as of May 29, 2013, by and among the Company, the Guarantors and the Trustee, as collateral agent, which created and established the terms of the security interests that secure the Notes and the Guarantees.

Ranking

The Notes constitute senior secured obligations of the Company and Guarantors, rank senior in right of payment to all future debt of the Company and Guarantors that is expressly subordinated in right of payment to the Notes, and rank equally in right of payment with all existing and future liabilities of the Company and Guarantors that are not so subordinated, including the ABL Revolver.

Optional Redemption

The Company has the right to redeem the Notes at the redemption prices set forth below:

•

at any time (which may be more than once) before June 1, 2016, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of one or more equity offerings at a price of 107.625% of the face amount of the Notes, plus accrued and unpaid interest to the date of redemption;

•

at any time prior to June 1, 2016, the Company may redeem all or part of the Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable premium as of, and accrued and unpaid interest thereon, if any, to, but excluding, the date of the redemption. Applicable premium is the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such applicable date of redemption (the “Redemption Date”) of (i) the redemption price of such Note at June 1, 2016 (105.719%), plus (ii) all required interest payments due on such Note through June 1, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.;

•

on and after June 1, 2016, the Company may redeem the Notes, in whole or in part at the redemption prices (expressed in percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date, if redeemed during the 12-month period commencing on June 1 of the years set forth below:

Year	Percentage
2016	105.719%
2017	103.813%
2018	101.906%
2019 and thereafter	100.000%

and

•

during each twelve-month period, from May 29, 2013 to June 1, 2014, from June 1, 2014 to June 1, 2015 and from June 1, 2015 to June 1, 2016, the Company will be entitled to redeem up to 10% of the aggregate principal amount of the Notes at a redemption price of 103.000% of the aggregate principal amount thereof, plus accrued interest thereon, if any, to, but excluding, the date of redemption.

Change of Control

If a change of control occurs with respect to the Company, unless the Company has exercised its right to redeem all of the outstanding Notes, each noteholder shall have the right to require the Company to repurchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Covenants and Events of Default

The Notes indenture contains covenants and events of default customary for an issuer of non-investment grade debt.

The foregoing is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the ABL/Bond Intercreditor Agreement and the Notes Collateral Agreement, which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

New ABL Revolver

General

The New ABL Revolver will provide for revolving credit financings of up to approximately $175.0 million, subject to availability under the borrowing base thereunder. Aggregate commitments under the New ABL Revolver may be increased in an amount of up to $150.0 million under an uncommitted incremental facility.

The initial commitments under the New ABL Revolver will have a final maturity of May 29, 2018.

The borrowing base for the New ABL Revolver, which determines availability under the facility, is based on a percentage of the value of certain of the assets comprising the ABL Collateral.

Interest Rates and Fees

At the Company’s option, loans under the New ABL Revolver will bear interest based on either the eurodollar rate or base rate (a rate equal to the highest of an agreed benchmark rate commercially available, the federal funds effective rate plus 0.50% and the Eurodollar rate plus 1.0%) plus, in each case, an applicable margin. The applicable margin in respect of the loans under the New ABL Revolver will be:

•	1.75%, 2.00% or 2.25% in the case of eurodollar rate loans (based on a measure of our availability under the New ABL Revolver) and

•	0.75%, 1.00% or 1.25% in the case of base rate loans (based on a measure of our availability under the New ABL Revolver).

In addition, the Company will pay customary commitment fees and letter of credit fees under the agreement governing the New ABL Revolver. The commitment fees will vary based upon a measure of our utilization under the New ABL Revolver.

Guarantees and Security

All obligations under the New ABL Revolver will be guaranteed jointly and severally by the Company and all other subsidiaries that guarantee the Notes. All obligations under the New ABL Revolver, and the guarantees of those obligations, will be secured, by substantially all of the assets of the Company and the guarantors subject to certain exceptions and permitted liens, including a first-priority security interest in such assets that constitute ABL Collateral and a second-priority security interest in such assets that constitute Notes Collateral. The ABL/Bond Intercreditor Agreement will govern all arrangements in respect of the priority of the ABL lenders’ security interest in the ABL Collateral and the priority of the noteholders’ security interest in the Notes Collateral.

Restrictive Covenants and Other Matters.

The New ABL Revolver restricts the Company’s ability to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	incur liens;

•	engage in mergers, amalgamations, consolidations, liquidations, dissolutions or asset sales;

•	make investments, loans or acquisitions;

•	pay dividends, make distributions or redeem or repurchase capital stock;

•	prepay, redeem or purchase certain indebtedness;

•	enter into agreements or arrangements that block dividends or payments from subsidiaries or contain restrictions on the pledge of assets;

•	change the Company’s fiscal year; and

•	engage in transactions with affiliates.

The New ABL Revolver also contains a financial covenant requiring the satisfaction of a minimum fixed charge coverage ratio of 1.00 to 1.00 in the event that the Company does not meet a minimum measure of availability under the New ABL Revolver.

The New ABL Revolver also contains customary representations and warranties and customary affirmative covenants. In addition, in the event the Company does not meet an excess availability minimum, the ability to borrow under the New ABL Revolver will be contingent upon the satisfaction of a minimum fixed charge coverage ratio test. The agreement governing the New ABL Revolver also includes customary events of defaults, including change of control. If such an event of default occurs, the lenders under the New ABL Revolver would be entitled to take various actions, including the acceleration of amounts due under the New ABL Revolver and all actions permitted to be taken by a secured creditor (subject to the terms of the ABL/Bond Intercreditor Agreement).

The foregoing is qualified in its entirety by reference to the New ABL Revolver, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the ABL/Bond Intercreditor Agreement, the Security Agreement and the Guaranty, which are filed as Exhibits 10.2, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 8.01.	Other Events.

On the Closing Date, the Company (i) issued a notice of redemption pursuant to the satisfaction and discharge provisions of the 2016 Notes Indenture to redeem all outstanding 2016 Notes and (ii) deposited with the trustee of the 2016 Notes sufficient funds necessary to pay the redemption price of 100% of the aggregate principal amount of 2016 Notes outstanding plus accrued and unpaid interest on the 2016 Notes to, but not including, July 1, 2013. Upon the mailing of the notice of redemption and the deposit of funds with the trustee of the 2016 Notes, the obligations under the indenture governing the 2016 Notes were satisfied and discharged and all of the collateral securing the 2016 Notes was released.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits.

4.1	Indenture, dated as of May 29, 2013, among the Company, the Guarantors and the Trustee (form of Note included therein).

10.1	Credit Agreement, dated as of May 29, 2013, among the Company, as borrower, the additional borrowers party thereto, the lenders party thereto and SunTrust Bank, as administrative agent, swing line lender and a letter of credit issuer.

10.2	ABL/Bond Intercreditor Agreement, dated as of May 29, 2013, among SunTrust Bank, as ABL agent, Wilmington Trust, National Association, as notes collateral agent, the Company and certain subsidiaries of the Company, as other grantors.

10.3	Notes Collateral Agreement, dated as of May 29, 2013, by and among the Company and certain subsidiaries of the Company, as grantors, and Wilmington Trust, National Association, as collateral agent.

10.4	Security Agreement, dated as of May 29, 2013, by and among the Company and certain subsidiaries of the Company, as grantors, and SunTrust Bank, as administrative agent and collateral agent.

10.5	Guaranty, dated as of May 29, 2013, among the Company, the other guarantors party thereto from time to time and SunTrust Bank, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President,
General Counsel and Secretary

Dated: June 3, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of May 29, 2013, among the Company, the Guarantors and the Trustee (form of Note included therein).

10.1	Credit Agreement, dated as of May 29, 2013, among the Company, as borrower, the additional borrowers party thereto, the lenders party thereto and SunTrust Bank, as administrative agent, swing line lender and a letter of credit issuer.

10.2	ABL/Bond Intercreditor Agreement, dated as of May 29, 2013, among SunTrust Bank, as ABL agent, Wilmington Trust, National Association, as notes collateral agent, the Company and certain subsidiaries of the Company, as other grantors.

10.3	Notes Collateral Agreement, dated as of May 29, 2013, by and among the Company and certain subsidiaries of the Company, as grantors, and Wilmington Trust, National Association, as collateral agent.

10.4	Security Agreement, dated as of May 29, 2013, by and among the Company and certain subsidiaries of the Company, as grantors, and SunTrust Bank, as administrative agent and collateral agent.

10.5	Guaranty, dated as of May 29, 2013, among the Company, the other guarantors party thereto from time to time and SunTrust Bank, as administrative agent and collateral agent.